UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2008

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland	20706-4417
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Approval of Stock Option Grants

On July 23, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Integral Systems, Inc. (the “Company”) approved the following grants of options to purchase the Company’s common stock under the Company’s 2008 Stock Incentive Plan, with such options to be granted on July 29, 2008 based on the fair market value of the Company’s common stock on that date:

•	John B. Higginbotham, Chief Executive Officer and Director – 275,000 options, pursuant to his Employment Agreement with the Company;

•	William M. Bambarger, Jr., Chief Financial Officer and Treasurer – 45,000 options;

•	Stuart C. Daughtridge, Executive Vice President, Commercial Division – 15,000 options;

•	James G. Schuetzle, Executive Vice President, Government Division – 15,000 options;

•

Jeffery A. Rosolio, Executive Vice President, Human Resources and Administration – 19,000 options pursuant to his Employment Agreement with the Company and 15,000 options awarded pursuant to the Committee’s discretion;

•	Alan W. Baldwin, employee of the Company and former Interim Chief Executive Officer – 60,000 options, pursuant to his Employment Agreement with the Company, as amended;

•	John M. Albertine, Chairman of the Board of Directors – 5,000 options;

•	James Armor, Director – 5,000 options;

•	Paul G. Casner, Jr., Director – 5,000 shares;

•	William F. Liemkuhler, Director – 5,000 shares; and

•	R. Doss McComas, Director – 5,000 shares.

One-third of the options granted will vest on each of the first three anniversaries of the grant date and the options will expire on the tenth anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2008	INTEGRAL SYSTEMS, INC.

	By:	/s/ William M. Bambarger
William M. Bambarger
Chief Financial Officer and Treasurer